EXHIBIT 10.2

FIRST AMENDMENT TO LEASE

(1625 Litton Drive, Stone Mountain, Georgia)

THIS FIRST AMENDMENT TO LEASE made this 26th day of April, 2004, by and between STONE MOUNTAIN INDUSTRIAL PARK, INC. (“Lessor”), and WINCUP HOLDINGS, INC. (“Lessee”);

WITNESSETH

WHEREAS, Lessor and Lessee are parties to that certain Lease Agreement dated January 30, 2004 (the “Lease”), whereby Lessor leased to Lessee approximately 119,670 square feet of space in a building (the “Building”) located at 1625 Litton Drive, Stone Mountain, Georgia (the “Premises”); and

WHEREAS, Lessor and Lessee are desirous of amending the Lease in order to include the adjacent 25,330 square feet of the Building as part of the Premises.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein, acknowledged by both parties to be adequate and sufficient, the parties hereto agree as follows:

1. Premises: Effective on May 1, 2004 (the “Effective Date”), the “Premises” leased by the Lessee under the Lease shall be increased by 25,330 square feet to include the additional space in the Building shown on Exhibit A attached and incorporated herein. The Premises shall thereafter consist of approximately 145,000 square feet.

2. Rent: Commencing on the Effective Date and thereafter on the first (1st) day of each calendar month, Lessee shall pay to Lessor in advance without demand or offset, monthly base rent of Thirty One Thousand Fifty-Four and 17/100 Dollars ($31,054.17).

3. Ad Valorem Taxes: Paragraph 24 of the Lease is hereby revised to reflect the increase in square footage from 119,670 square feet to 145,000 square feet.

4. Insurance: Paragraph 25 of the Lease is hereby revised to reflect the increase in square footage from 119,670 square feet to 145,000 square feet.

5. Improvements/Repairs: Due to Lessee’s expansion into the additional space, Lessor’s obligation to complete the requirements of Paragraphs 1(c) and (d) of the Addendum to the Lease shall be null and void.

6. Termination Option: Paragraph 2 of the addendum to the Lease is deleted in its entirety and in its place is substituted the following:

“Termination Option: Lessee shall have a one (1) time option to terminate this Lease, effective on February 28, 2007, provided Lessee shall have fulfilled its obligations under this Lease and shall have provided Lessor not less than 180 days’ written notice of its intent to exercise said option, and Lessee shall have paid Lessor at the time of such notice an early termination fee in the amount of $93,162.51.”

7. As expressly amended herein, the Lease is ratified and confirmed, and shall remain in full force and effect as set forth in the Lease.

IN WITNESS WHEREOF, Lessor and Lessee have duly executed the First Amendment to Lease as of the day and year first above written.

Signed, sealed, and delivered in the presence of:	STONE MOUNTAIN INDUSTRIAL PARK, INC. a Georgia corporation

[signature]	By:	/s/ LAWRENCE P. CALLAHAN
Witness		Lawrence P. Callahan, Chief Operating Officer Lessor

(Affix Corporate Seal)

Signed, sealed and delivered in the presence of:	WINCUP HOLDINGS, INC. a Delaware corporation

[signature]	By:	/s/ MICHAEL V. VALENZA
Witness		Lessee

(Affix Corporate Seal)